NEW ENGLAND BUSINESS SERVICE, INC.
                     NEBS 2002 EQUITY INCENTIVE PLAN


                                PREAMBLE

     The NEBS 2002 Equity Incentive Plan, as set forth herein, amends and restates the NEBS 1997 Key Employee and Eligible Director Stock Option and Stock Appreciation Rights Plan, as amended (the "1997 Stock Option Plan"). The Plan is intended to permit New England Business Service, Inc., a Delaware corporation ("NEBS" or the "Company"), to provide additional forms of equity-based incentives in order to attract and retain highly motivated employees and non-employee directors, and to provide them with opportunities to acquire a proprietary interest in the Company.


                               SECTION 1.
                    ESTABLISHMENT, OBJECTIVES AND DURATION

1.1 Establishment of the Plan. The Company hereby amends and restates the 1997 Stock Option Plan and renames it the NEBS 2002 Equity Incentive Plan, as set forth herein. Subject to approval by the Company's stockholders, the Plan shall become effective as of October 25, 2002 (the "Effective Date") and shall remain in effect as provided below in Section 1.3.

1.2 Purpose of the Plan. The purpose of the Plan is to benefit the Company and its subsidiaries by enabling the Company to offer to certain present and future Employees and Outside Directors stock based incentives and other equity interests in the Company, thereby giving them a stake in the growth and prosperity of the Company and encouraging the continuance of their services with the Company or its Subsidiaries.

1.3 Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, subject to the right of the Board of Directors to amend or terminate the Plan at any time pursuant to Section 13 hereof, until all Shares subject to it shall have been purchased or acquired according to the Plan's provisions. However, in no event may an Award (as defined below in Section 2.2) be granted under the Plan on or after October 25, 2012.


                                 SECTION 2.
                                DEFINITIONS

Whenever used in the Plan with the initial letter of the word capitalized, the following terms shall have the following respective meanings:

2.1 "Administrator" means the committee appointed by the Board to administer the Plan, as described below in Section 3.

2.2 "Award" means, individually or collectively, a grant under the Plan of Nonqualified Stock Options, Incentive Stock
Options, Stock Appreciation Rights or Restricted Stock.

2.3 "Award Agreement" means a written agreement between the Company and a Participant that sets forth the terms and provisions applicable to an Award or Awards granted to the Participant under the Plan. The existence of an applicable
Award Agreement is a condition to the grant of all Awards hereunder.

2.4 "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

2.5   "Board" means the Board of Directors of the Company.

2.6 "Cause" means, as determined by the Administrator in its sole discretion, termination of the Participant's employment with the Company or any Subsidiary because of: (a) any significant, deliberate misuse or misappropriation by the Participant of money or property of the Company or any Subsidiary; (b) any flagrant act of dishonesty or disloyalty by the Participant that is injurious to the Company or any Subsidiary or their respective reputations, monetarily or otherwise; (c) any wrongful or negligent act of the Participant which materially adversely affects the business of the Company and its Subsidiaries taken as a whole; (d) any material violation of the Company's written policies, standards and guidelines and, if such violation is susceptible to cure, the Participant has failed to substantially cure such violation within twenty (20) days after written notice thereof is delivered to the Participant; or (e) such other act or omission as determined in the Administrator's sole discretion; provided, however, that in lieu of the foregoing, where there is a written employment, change in control or similar agreement in effect between the Participant and the Company or a Subsidiary that defines "cause" (or words of similar import), and a termination for "cause" would give rise to the denial or forfeiture of any benefit under such agreement at that time, such termination of employment shall be deemed to be for "Cause" for purposes of the Plan.

2.7 "Change in Control" of the Company means the occurrence of one or more of the following events:

(a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty five percent (35%) or more of either the then outstanding Shares or the combined voting power of the Company's then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in Section 2.7(c)(i);

(b) The following individuals cease for any reason to constitute a majority of the number of Directors then serving: individuals who, on the date of the applicable Award Agreement, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the Directors then in office who either were Directors on the date of the applicable Award Agreement or whose appointment, election or nomination for election was previously so approved or recommended;

(c) There is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least sixty percent (60%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its affiliates (as defined in Rule 12b-2 under the Exchange Act)) representing thirty five percent (35%) or more of the combined voting power of the Company's then outstanding securities; or

(d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least sixty percent (60%) of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

2.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

2.9   "Company" means New England Business Service, Inc., a
Delaware corporation, as well as any successor to such entity as provided in Section 15 herein.

2.10 "Director" means any individual who is a member of the Board.

2.11 "Director Option" means an Option granted to an Outside Director pursuant to Section 6.1(c) hereof.

2.12 "Effective Date" means October 25, 2002, the effective date of this amended and restated Plan.

2.13 "Employee" means any employee of the Company or any Subsidiary.

2.14  "Exchange Act" means the Securities Exchange Act of
1934, as amended from time to time, or any successor act thereto.

2.15 "Fair Market Value" means, as of any date of determination, unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, and unless the Administrator determines otherwise, (a) the closing sales price for the Shares on the New York Stock Exchange, if applicable, or if not, the average of the last bid and asked prices of the Shares on any securities exchange on which the Shares are then publicly traded, on or before 4:00 p.m. eastern time (as reported by Bloomberg, L.P.) of the most recent trading day preceding such date of determination; (b) if the Shares are not then traded on the New York Stock Exchange or other exchange or no trade of Shares has occurred on such exchange within the preceding seven (7) days, the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or the National Daily Quotation Service or similar listing service, for the date of determination, or if none, on the most recent trading day for which such quotations are reported within the preceding seven (7) days; or (c) if the Fair Market Value cannot be determined under the preceding clauses, the value of the Shares determined in good faith (as defined in the regulations promulgated pursuant to Section 422 of the Code) by the Administrator.

2.16 "Incentive Stock Option" or "ISO" means an option to purchase Shares that is intended to meet the requirements of Code Section 422, as described in Section 6 herein.

2.17 "Insider" means an individual who is, on the relevant date, an officer, Director or more than ten percent (10%) Beneficial Owner of any class of the Company's equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined for purposes of Section 16 of the Exchange Act.

2.18 "Named Executive Officer" means a Participant who is one of the group of covered employees as defined in the regulations promulgated under Code Section 162(m), or any successor statute.

2.19 "Nonqualified Stock Option" or "NQSO" means an option to purchase Shares granted under Section 6 herein and which is not intended to meet the requirements of Code Section 422.

2.20  "Option" means an Incentive Stock Option or a
Nonqualified Stock Option, as described in Section 6 herein.

2.21 "Option Price" means the per share purchase price of a Share purchased pursuant to an Option.

2.22 "Outside Director" means a Director who is not an Employee.

2.23 "Participant" means an Employee, prospective Employee or Outside Director who has outstanding an Award granted under the Plan.

2.24 "Performance-Based Exception" means the exception for performance-based compensation from the tax deductibility limitations of Code Section 162(m).

2.25 "Period of Restriction" or "Restricted Period" means the period during which the transfer of Shares of Restricted Stock is limited in some way, and the Shares are subject to a substantial risk of forfeiture, as provided in Section 8 herein.

2.26  "Person" shall have the meaning given in Section
3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include
(a) the Company or any of its subsidiaries, (b) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its affiliates, (c) an underwriter temporarily holding securities pursuant to an offering of such securities and (d) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

2.27 "Plan" means the NEBS 2002 Equity Incentive Plan, an amendment and restatement of the Company's 1997 Stock Option
Plan, as set forth herein.

2.28 "Restricted Stock" means an Award granted to a Participant pursuant to Section 8 herein.

2.29 "Retirement" means an Employee's termination of employment with the Company and its Subsidiaries, for any reason other than Cause, on or after the date the Employee has either
(a) attained age fifty-five (55) and earned five or more years of service, as determined by the Administrator, or (b) attained age sixty-two (62).

2.30 "Share" or "Shares" means shares of common stock of the Company, par value $1.00.

2.31 "Stock Appreciation Right" or "SAR" means an Award granted pursuant to Section 7 in connection with a related Option, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the related SAR is similarly forfeited).

2.32 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation) in the unbroken chain owns stock possessing at least a majority of the total combined voting power of all classes of stock in one of the other corporations in such chain.


                                SECTION 3.
                              ADMINISTRATION


3.1 Plan Administrator. The Administrator of the Plan shall be the Organization and Compensation Committee of the Board, or any other committee appointed by the Board. The Organization and Compensation Committee or other committee appointed to administer the Plan shall consist of not less than two (2) Outside Directors of the Company who are "Non-Employee Directors" as such term is used in Rule 16b-3 under the Exchange Act. The Board may, from time to time, remove members from, or add members to, the Organization and Compensation Committee or such other committee. Any vacancies on the Organization and Compensation Committee or such other committee shall be filled by members of the Board.

       If and to the extent that no committee exists that has the authority to administer the Plan, the Board shall administer the Plan. Acts of a majority of the Administrator at which a quorum is present, or acts reduced to or approved in writing by unanimous consent of the members of the Administrator, shall be valid acts of the Administrator.

3.2 Authority of the Administrator. Except as limited by law or by the Certificate of Incorporation or Bylaws of the Company, and in addition to any other powers or authorities set forth herein, the Administrator shall have full power and authority, consistent with the terms of the Plan, to (a) select the Employees who shall participate in the Plan; (b) determine the sizes and types of Awards to Employees or prospective Employees; (c) determine the terms and conditions of Awards and Award Agreements in a manner consistent with the Plan; (d) construe and interpret the Plan and any agreements or instruments entered into under the Plan; (e) establish, amend, or waive rules and regulations for the Plan's administration;
(f) determine whether interruption of service or change in status of an Employee or Outside Director results in a termination of employment or service under the Plan; and (g) subject to the provisions of Section 13 herein, amend the terms and conditions of any outstanding Award to the extent such terms and conditions are within the sole discretion of the Administrator as provided in the Plan. Further, the Administrator shall make all other determinations which may be necessary or advisable for the administration of the Plan. The Administrator's determinations under the Plan, including without limitation, determinations as to persons eligible to receive an Award, the amount or type of any Award and the terms of any Award Agreement, are not required to be consistent, and may vary among similarly-situated Participants, as the Administrator deems appropriate and in the interests of the Company. As permitted by law, the Administrator may delegate any authority, discretion, power or responsibility granted or assigned to it herein.

3.3 Decisions Binding. All determinations and decisions made by the Administrator pursuant to the provisions of the Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its stockholders, Employees, Participants, and their estates and beneficiaries.

                            SECTION 4.
              SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS


4.1 Shares Available for Awards.

(a) The Shares available for Awards may be either authorized and unissued Shares or Shares held in or acquired for the treasury of the Company. Subject to adjustment as provided in Section 4.3, the aggregate number of Shares that may be issued or used for reference purposes under the Plan or with respect to which Awards may be granted shall not exceed the sum of (i) one million (1,000,000) Shares; and (ii) any authorized Shares available for issue under the 1997
Stock Option Plan as of the Effective Date; and (iii) any Shares that become available under this Plan, including with respect to Awards outstanding under the 1997 Plan as of the Effective Date, as a result of cancellation, termination, expiration, forfeiture, or lapse of an Award or other application of paragraph
(b) below. In no event, however, shall the aggregate number of Shares of Restricted Stock that become freely transferable by Participants after the expiration or lapse of all applicable Periods of Restriction exceed 250,000 Shares, subject to adjustment as provided in Section 4.3.

(b) Upon:

(i) payout of an SAR  Award in the form of cash;

(ii) cancellation, termination, expiration, forfeiture, or lapse for any reason (with the exception of the termination of an SAR upon exercise of the related Options, or the termination of a related Option upon exercise of the corresponding SAR) of any Award; or

(iii) payment of an Option Price and/or payment of any taxes arising upon exercise of an Option or payout of any Award with previously acquired
Shares or by withholding Shares which otherwise would be acquired on exercise or issued upon such payout;

the number of Shares surrendered or underlying any such Award that were not issued as a result of any of the foregoing actions shall again be available for the purposes of Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a Subsidiary, Shares issued or issuable in connection with such substitute Award shall not be counted against the number of Shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business.

4.2 Individual Participant Limitations. Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares (including Options, SARs and Restricted Stock) that may be granted in any one fiscal year to a Participant shall be one hundred thousand (100,000).

4.3 Adjustments in Authorized Shares. In the event of any change in corporate capitalization, such as a stock split, reverse-split, stock dividend, combination, reclassification or similar recapitalization not involving the payment of consideration, or in the event of a corporate transaction, such as any merger, consolidation, separation, spin-off, reorganization (whether or not such reorganization comes within the definition of such term in Code Section 368) or any partial or complete liquidation of the Company, an adjustment shall be made in the number and class of Shares available for Awards, the number and class of and/or price of Shares (and/or other securities or other property) subject to outstanding Awards granted under the Plan, and the number of Shares set forth in Sections 4.1 and 4.2, as may be determined to be appropriate and equitable by the Administrator, in its sole discretion, to prevent dilution or enlargement of rights; provided, however, that the number of Shares subject to any Award shall always be a whole number.

         Notwithstanding the foregoing, in connection with any transaction of the type specified Section 2.7(c), the Administrator may, in its discretion, (a) cancel any or all outstanding Options under the Plan in consideration for payment to the holders thereof an amount equal to the portion of the consideration that would have been payable to the Participant pursuant to such transaction if their Options had been fully vested and exercised immediately prior to such transaction, less the aggregate Option Price that would have been payable by the Participant therefor, or (b) if the amount that would have been payable to the Participant pursuant to such transaction if their Options had been fully vested and exercised immediately prior thereto would be equal to or less than the aggregate Option Price that would have been payable therefor, cancel any or all such Options for no consideration or payment of any kind. Payment of any amount payable pursuant to the preceding sentence may be made in cash or, in the event that the consideration to be received in such transaction includes securities or other property, in cash and/or such securities or other property in the Administrator's discretion.


                         SECTION 5.
                 ELIGIBILITY AND PARTICIPATION

5.1 Eligibility. Persons eligible to participate in the Plan include all Employees (including officers), persons who have been offered employment by the Company or a Subsidiary (provided that such prospective Employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or Subsidiary), and Outside Directors of the Company, as determined by the Administrator, including Employees who reside in countries other than the United States of America.

5.2 Participation. Subject to the provisions of the Plan, the Administrator shall determine and designate, from time to time, the Employees and prospective Employees of the Company and any Subsidiary to whom Awards shall be granted, the terms of such Awards, and the number of Shares subject to such Award. Option Awards to Outside Directors shall be made in such amounts, and shall be subject to such terms and conditions, as are set forth in the Plan.

                         SECTION 6.
                      STOCK OPTIONS

6.1 Grant of Options and Award Agreement.

(a) Option Grant. Subject to the terms and provisions of the Plan, Options may be granted to one or more
Employees and, subject to Section 5.1, prospective
Employees in such number, upon such terms and provisions, and at any time and from time to time, as determined by the Administrator in its sole discretion. Subject to Section 4 and paragraph (c) below, the Administrator may grant either Nonqualified
Stock Options or Incentive Stock Options, and shall have complete discretion in determining the number of Options of each type granted to each Participant;
provided, however, that ISOs may not be granted to a person who is not an Employee. Each Option grant shall be evidenced by a resolution of the Administrator approving the Option grant.

(b) Award Agreement. The Company and each Participant to whom an Option is granted shall execute an Award
Agreement, effective as of the date of grant, which shall specify the Option Price, the term of the Option, the number of Shares subject to the Option, and such other provisions as the Administrator shall determine consistent with the terms and provisions of the Plan. The Award Agreement shall also specify whether the Option is intended to be an ISO within the meaning of Code Section 422. If such Option is not designated as an ISO, such Option shall be deemed a NQSO.

(c) Outside Directors. Each Outside Director who is such on the tenth (10th) day following the date on which each Annual Meeting of the Stockholders of the Company is held during the term of the Plan shall, on such tenth (10th) day, automatically be granted a Nonqualified Stock Option to purchase three thousand
(3,000) Shares; provided, however, that the first such grant to each Outside Director following his or her initial election to the Board shall be a Nonqualified
Stock Option to purchase five thousand (5,000) Shares.

6.2 Option Price.  The Administrator shall designate the
Option Price for each Share subject to an Option under the Plan, provided that the Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of Shares on the date the Option is granted. The Option Price may not be subsequently changed by the Administrator except pursuant to
Section 4.3 hereof. With respect to a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Subsidiary, the Option Price of Shares subject to an ISO shall be at least one hundred and ten percent (110%) of the Fair Market Value of such Shares on the date of grant. Notwithstanding the foregoing, the Option Price for an Option issued to an Outside Director shall equal one hundred percent (100%) of the Fair Market Value of Shares on the date the Option is granted.

6.3 Term of Options. Each Option granted to an Employee shall expire on the day immediately preceding the tenth (10th) anniversary of the date of grant, or such earlier day as the Administrator shall determine at the time of grant. Notwithstanding the foregoing, with respect to ISOs, in the case of a Participant who owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of the stock of the Company or any Subsidiary, no such ISO shall be exercisable later than the day immediately preceding the fifth (5th) anniversary of the date of grant. Notwithstanding the foregoing, each Director Option shall expire on the day immediately preceding the tenth (10th) anniversary of the date of grant.

6.4 Exercise of Options.  Options granted under this
Section 6 shall be exercisable at such times, and be subject to such restrictions and conditions, as the Administrator shall in each instance approve, which need not be the same for each grant or for each Participant, and shall be set forth in the applicable Award Agreement, except that each Director Option shall vest and become fully exercisable on the first anniversary of the date of grant. Notwithstanding the preceding sentence, the Fair Market Value of Shares for which ISOs are exercisable for the first time by any Participant during any calendar year may not exceed one hundred thousand dollars ($100,000). Any ISOs that become exercisable in excess of such amount shall be deemed to be NQSOs to the extent of such excess. The Administrator may provide that an Option (other than a Director Option) shall become exercisable in installments, in which case the Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable and before the Option expires or terminates as described in Sections 6.3 and 6.6, subject to such minimum exercise requirements as may be designated by the Administrator.

6.5 Payment. Options granted under this Section 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised and accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full under one or more of the following methods, to the extent permitted by the
Administrator:

(a) in cash or its equivalent;

(b) by tendering previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the total Option Price;

(c) by directing the withholding of Shares that otherwise would be acquired on exercise having an aggregate Fair
Market Value at the time of exercise equal to the total Option Price;

(d) by tendering other Awards payable under the Plan; or

(e) by a combination of (a), (b), (c) and/or (d).
The Administrator also may allow cashless exercise as permitted under Federal Reserve Board's Regulation T, subject to applicable securities law restrictions, or by any other means that the Administrator determines to be consistent with the Plan's purpose and applicable law. As soon as practicable after receipt of a written notification of exercise and full payment, the Company shall deliver to the Participant, in the Participant's name, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s). In connection with the exercise of Options granted under the Plan, the Company may make such loans to the Participant as the Administrator, in its sole discretion, may determine. Such loans shall be subject to such terms and conditions as the Administration shall determine. In no event may any such loan be for an amount in excess of the Fair Market Value, at the date of exercise, of the Shares covered by the Option, or portion thereof exercised by the Participant. Any loan made pursuant to this Section 6.5 shall comply with Regulation U issued by the Board of Governors of the Federal Reserve System pursuant to the Exchange Act.

6.6 Termination of Employment or Service as an Outside
Director. The Administrator, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the Option or Options following termination of his or her employment with the Company and/or its Subsidiaries or his or her service as a Director. Except as provided below in paragraph (f), such provisions need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, unless the applicable Employee Award Agreement provides otherwise, the following rules shall apply:

(a) Retirement. Subject to paragraph (e) below, if the Participant's employment with the Company and any Subsidiary terminates by reason of Retirement, each Option held by the Participant may thereafter be exercised, but only to the extent it was exercisable immediately prior to the Participant's Retirement, until the earlier of (A) the remainder of the term of the Option, or (B) two (2) years after the date of such termination of employment. Notwithstanding the foregoing, if an Option issued as an ISO is exercised more than three months after the Participant ceases to be an employee of the Company or a Subsidiary for purposes of Code Section 422(a)(2) (or more than one year in the case of the Participant's death or disability), such Option shall be treated as a Nonqualified Stock Option for purposes of the Plan.
Except as set forth above, all Options held by the Participant shall expire and all rights to purchase
Shares thereunder shall terminate immediately upon termination of the Participant's employment with the Company and any Subsidiary by reason of Retirement.

(b) Death. Subject to paragraph (e) below, if the Participant's employment with the Company and any Subsidiary, or service as a Director, terminates by reason of death, each Option held by the Participant may thereafter be exercised by his or her legal representative, but only to the extent it was exercisable immediately prior to the Participant's death, until the earlier of (A) the remainder of the term of the Option, or (B) twelve months after the date of such termination of employment or cessation of service. Except as set forth above, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately upon termination of the Participant's employment with the Company and any Subsidiary or cessation of service as a Director by reason of the Participant's death.

(c) Termination for Cause. If the Participant's employment with the Company and/or any Subsidiary terminates for Cause, all Options shall expire immediately and all rights to purchase Shares (whether vested or nonvested) under the Option shall cease;
provided, however, that this paragraph (c) shall not apply to termination of a Participant's employment on or within six (6) months after a Change in Control.

(d) Other Termination. Subject to paragraph (e) below, if the Participant's employment with the Company and any Subsidiary terminates for any reason other than death, Retirement or Cause, each Option held by the Participant may thereafter be exercised, but only to the extent it was exercisable immediately prior to such termination, until the earlier of (A) the remainder of the term of the Option, or (B) thirty
(30) days from the date of termination. Except as set forth above, all Options held by the Participant shall expire and all rights to purchase Shares thereunder shall terminate immediately upon termination of the Participant's employment with the Company and any Subsidiary for any reason other than death, Retirement or Cause.

(e) Determinations Regarding Termination. Except as otherwise provided in the applicable Award Agreement, a Participant will not be deemed to have incurred a termination of employment hereunder solely as a result of a temporary absence from employment because of illness, vacation, approved leaves of absence, and transfers of employment among the Company and its Subsidiaries, or changing his or her covered status from Employee to Outside Director or from Outside
Director to Employee.

    If so provided in the applicable Award Agreement, an Employee shall not be deemed to have incurred a termination of employment hereunder during a period of severance, to the extent that salary payments continue to the Employee during such period. In such event, the Employee's termination of employment shall be deemed to occur at the conclusion of such period of severance. Notwithstanding the foregoing, if an Option issued as an ISO is exercised more than three months after the Participant ceases to be an employee of the Company or a Subsidiary for purposes of Code
Section 422(a)(2) (or more than one year in the case of the Participant's death or disability), such Option shall be treated as a Nonqualified Stock Option for purposes of the Plan.

     Except as otherwise provided in the applicable Award
Agreement, an Employee of a Subsidiary shall be deemed to have incurred a termination of employment hereunder if his or her employer ceases to be a Subsidiary (as defined in the Plan) for any reason. The preceding sentence shall not apply to the extent that the Participant continues to be an Employee of the Company or another entity that continues to be a Subsidiary hereunder or continues to be an Outside Director.

(f) Director Options. If a Participant ceases to serve as a Director for any reason other than death, each Director Options held by such Participant may thereafter be exercised, but only to the extent it was exercisable immediately prior to such cessation of service, until the earlier of (A) the remainder of the term of the Option, or (B) two (2) years after the date of such cessation of service. Except as set forth above, all Director Options held by the Participant shall expire and all rights to purchase
Shares thereunder shall terminate immediately upon cessation of the Participant's service as a Director for any reason other than death.

6.7 Restrictions on Share Transferability.  The
Administrator may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Section 6 as it may deem advisable, including, without limitation, restrictions under applicable Federal securities laws, under the requirements of any stock exchange or market upon which the Shares are then listed and/or traded, and under any blue sky or state securities laws applicable to the Shares.

6.8 Prior Option Grants. The adoption of this amended and restated Plan shall not amend or modify the terms and conditions of any written agreement covering an Option granted to a Participant under the 1997 Stock Option Plan prior to the Effective Date to the extent that any such amendment or modification could result in adverse accounting treatment of such Option by the Company or cause any Incentive Stock Option to cease to meet the requirements of Code Section 422.

                       SECTION 7.
                STOCK APPRECIATION RIGHTS

7.1 Grant of SARs and Award Agreement.

(a) SAR Grant. Subject to the terms and conditions of the Plan, SARs may be granted to one or more Employees and, subject to Section 5.1, prospective Employees at any time and from time to time as shall be determined by the Administrator. The Administrator shall have complete discretion in determining the number of SARs granted to each Participant (subject to Section 4 herein) and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. The grant price of SARs shall equal the Option Price of the related Option and shall not subsequently be changed by the Administrator, except pursuant to Section 4.3 hereof.

(b) Award Agreement. The Company and each Participant to whom an SAR is granted shall execute an Award
Agreement that shall specify the grant price, the term of the SAR, and such other provisions as the Administrator shall determine consistent with the terms and provisions of the Plan.

7.2 Term of SARs. The term of a SAR granted under the Plan shall be determined by the Administrator, in its sole discretion, but shall not exceed ten (10) years from the date of grant.

7.3 Exercise of SARs. SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A SAR may be exercised only with respect to the Shares for which its related Option is then exercisable. Notwithstanding any other provision of the Plan to the contrary, with respect to an SAR granted in connection with an ISO: (a) the SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the SAR is exercised; and (c) the SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.4 Payment of SAR Amount.  Upon exercise of a SAR, a
Participant shall be entitled to receive payment from the Company an amount determined by multiplying:

(a) The excess of the Fair Market Value of a Share on the date of exercise over the grant price; by

(b) The number of Shares with respect to which the SAR is exercised.

At the sole discretion of the Administrator, the payment upon SAR exercise may be in cash, in Shares of equivalent Fair
Market Value, or in some combination thereof.

7.5 Termination of Employment. The Administrator, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which a Participant shall have the right to exercise the SAR or SARs following termination of his or her employment with the Company and/or its Subsidiaries. Such provisions need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for such termination, including, but not limited to, termination for Cause or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, unless the Award Agreement provides otherwise, rules corresponding to the provision in Section 6.6(a) through (e) shall apply.

                          SECTION 8.
                       RESTRICTED STOCK

8.1 Grant of Restricted Stock and Award Agreement.

(a) Grant of Restricted Stock. Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted
Stock to Employees and, subject to Section 5.1, prospective Employees in such amounts as the Administrator shall determine.

(b) Award Agreement. The Company and each Participant to whom an award of Restricted Stock is granted shall execute an Award Agreement that shall specify the Period or Periods of Restriction, the number of Shares of Restricted Stock granted, and such other provisions as the Administrator shall determine consistent with the terms and provisions of the Plan.

8.2 Other Restrictions. Subject to Section 8.6 herein, the Administrator may impose such conditions and/or restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable, including without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock, restrictions based upon the achievement of specific performance goals (Company-wide, Subsidiary-wide, divisional, and/or individual), time-based restrictions on vesting, which may or may not be following the attainment of the performance goals, sales or other restrictions under applicable shareholder agreements or similar agreements, and/or restrictions under applicable Federal or state securities laws. Subject to Section 12 herein, (a) Awards of Restricted Stock conditioned solely upon time-based restrictions on vesting shall not vest in full prior to the third anniversary of the date of grant; provided that such Awards may vest in installments so long as not more than fifty percent (50%) of the Shares subject to such Award shall vest prior to the third anniversary of the date of grant; and (b) Awards of Restricted Stock conditioned upon the achievement of specific performance goals shall have a Period of Restriction of not less than one year from the date of grant. Notwithstanding the foregoing, the Administrator may provide for the acceleration of the date of lapse of the Period of Restriction applicable to any Shares of Restricted Stock, either in the Award Agreement or after an Award has been granted, only (a) in connection with the termination of a Participant's employment with the Company or a Subsidiary (i) by reason of such Participant's death, disability, or Retirement or (ii) otherwise by, or at the request of, the Company or such Subsidiary (other than for Cause), or (b) upon the occurrence of a Change in Control.

     The Company shall retain the certificates representing Shares of Restricted Stock in the Company's possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. Except as otherwise provided in this Section 8 or in any Award Agreement, Shares of Restricted Stock shall become freely transferable by the Participant after expiration of the applicable Period of Restriction, except to the extent such Shares are forfeited under the terms of the applicable Award Agreement prior to the end of the Period of Restriction.

8.3 Voting Rights. Unless otherwise designated by the Administrator at the time of grant, Participants to whom Shares of Restricted Stock have been granted hereunder may exercise full voting rights with respect to those Shares during the Period of Restriction, except to the extent such Shares are forfeited under the terms of the applicable Award Agreement prior to the end of the Period of Restriction.

8.4 Dividends and Other Distributions. Unless otherwise designated by the Administrator at the time of grant, Participants holding Shares of Restricted Stock granted hereunder shall be credited with regular cash dividends or other distributions paid with respect to the underlying Shares while they are so held during the Period of Restriction, except to the extent such Shares are forfeited under the terms of the applicable Award Agreement prior to the end of the Period of Restriction. The Administrator may apply any terms or restrictions to dividends or other distributions in respect of Restricted Stock as it deems appropriate, including deferring the payment of such dividends or other distributions pending lapse of any applicable restrictions, or non-payment of such amounts during the Restricted Period. Without limiting the generality of the preceding sentence, if the grant or vesting of Shares of Restricted Stock granted to a Named Executive Officer is intended to comply with the requirements of the Performance-Based Exception, the Administrator may apply any restrictions it deems appropriate to the payment of dividends or other distributions declared with respect to such Shares of Restricted Stock, such that the dividends or other distributions and/or the Shares of Restricted Stock maintain eligibility for the Performance-Based Exception. If any dividend or other distribution constitutes a derivative security or an equity security pursuant to the rules under Section 16 of the Exchange Act, such dividend or distribution shall be subject to a vesting period equal to the remaining vesting period of the Shares of Restricted Stock with respect to which the dividend or distribution is paid.

8.5 Termination of Employment. The Administrator, in its sole discretion, shall set forth in the applicable Award Agreement the extent to which the Participant shall have the right to receive unvested Shares of Restricted Stock following termination of the Participant's employment with the Company and its Subsidiaries. Such provisions need not be uniform among all Shares of Restricted Stock issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment including, but not limited to, termination of employment for Cause, or reasons relating to the breach or threatened breach of restrictive covenants. Subject to Section 12, unless the applicable Award Agreement provides otherwise, no additional vesting of Restricted Stock shall occur following a Participant's termination of employment. In making determinations regarding termination of a Participant's employment hereunder, the rules set forth in Section 6.6(e) shall apply.

8.6 Performance Measures.  Unless and until the
Administrator proposes for stockholder vote, and stockholders approve, a change in the general performance measures set forth in this Section 8.6, the attainment of which may determine the degree of payout and/or vesting with respect to Awards to Named Executive Officers that are designed to qualify for the Performance-Based Exception, the performance goals to be used for purposes of such grants shall be established by the Administrator in writing and stated in terms of the attainment of specified levels of, or percentage changes in, any one or more of the following measurements: revenue; primary or fully-diluted earnings per Share; earnings before interest, taxes, depreciation, and/or amortization; pretax income; profit from operations; cash flow from operations; total cash flow; return on equity; return on capital; return on assets; net operating profits after taxes; economic value added; total stockholder return or return on sales; or any individual performance objective which is measured solely in terms of quantitative targets related to the Company or the Company's business; or any combination thereof. In addition, such performance goals may be based in whole or in part upon the performance of the Company, a Subsidiary, division and/or other operational unit under one or more of such measures.

     The degree of payout and/or vesting of such Awards designed to qualify for the Performance-Based Exception shall be determined based upon the written certification of the Administrator as to the extent to which the performance goals and any other material terms and conditions precedent to such payment and/or vesting have been satisfied. The Administrator shall have the sole discretion to adjust the determinations of the degree of attainment of the preestablished performance goals; provided, however, that the performance goals applicable to Awards which are designed to qualify for the Performance-Based Exception, and which are held by Named Executive Officers, may not be adjusted so as to increase the payment under the Award (the Administrator shall retain the sole discretion to adjust such performance goals upward, or to otherwise reduce the amount of the payment and/or vesting of the Award relative to the preestablished performance goals).

     If applicable tax and/or securities laws change to permit Administrator sole discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Administrator shall have sole discretion to make such changes without obtaining stockholder approval. In addition, if the Administrator determines that it is advisable to grant Awards which shall not qualify for the Performance-Based Exception, the Administrator may make such grants without satisfying the requirements of Code Section 162(m) and, thus, which use performance measures other than those specified above.

                              SECTION 9.
                     BENEFICIARY DESIGNATION/ASSIGNMENT

9.1 Designation of Beneficiary. Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Treasurer of the Company (or his or her designee) during the Participant's lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

9.2 Limitations on Assignment. Except as otherwise provided in a Participant's Award Agreement, or as provided by the Administrator, no Award granted under this Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by laws of descent and distribution. Further, except as otherwise provided in a Participant's Award Agreement, all Option Awards and SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant.

     Notwithstanding the foregoing, Director Options shall be transferable (subject to any terms and conditions imposed by the Administrator) by the optionee, either directly or in trust, to one or more "family members" (as defined in instruction A.1(a)(5) to Form S-8, or any successor thereto, under the Securities Act of 1933) of the Participant. The Administrator may also grant Employees NQSOs and SARs transferable (subject to any terms and conditions imposed by the Administrator) by the Participant, either directly or in trust, to one or more such "family members" of the Participant. Following any transfer permitted pursuant to this paragraph of which the Participant has notified the Administrator in writing, such Award or SAR may be exercised by the transferee(s), subject to all terms and conditions of the Award Agreement.

                         SECTION 10.
                          DEFERRALS

     The Administrator may require or permit a Participant to defer such Participant's receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant upon the exercise of any Option or SAR or by virtue of the lapse or waiver of restrictions with respect to Restricted Stock. If any such deferral election is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such payment deferrals.

                          SECTION 11.
                RIGHTS AND OBLIGATIONS OF PARTIES

11.1 No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

11.2 Participation. No Employee shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

11.3 Right of Setoff. The Company or any Subsidiary may, to the extent permitted by applicable law, deduct from and set off against any amounts the Company or Subsidiary may owe to the Participant from time to time, including amounts payable in connection with any Award, such amounts as may be owed by the Participant to the Company, although the Participant shall remain liable for any part of the Participant's payment obligation not satisfied through such deduction and setoff. By accepting any Award granted hereunder, the Participant agrees to any deduction or setoff under this Section 11.3.

11.4 Section 83(b) Election.  No election under Section
83(b) of the Code (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made, unless expressly permitted by the terms of the Award Agreement or by action of the Administrator in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code
Section 83(b) or other applicable provision.

11.5 Disqualifying Disposition Notification. If any Participant shall make any disposition of Shares delivered pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

                              SECTION 12.
                            CHANGE IN CONTROL

     Upon the occurrence of a Change in Control, unless the applicable Award Agreement provides otherwise, or unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges applicable to the Company, (a) any and all then outstanding Options and SARs granted hereunder shall become automatically vested and exercisable as of the effective date of such Change in Control and (b) any Period(s) of Restriction and other restrictions imposed on then outstanding Restricted Stock shall lapse as of the effective date of such Change in Control.

                              SECTION 13.
                AMENDMENT, MODIFICATION, AND TERMINATION

13.1 Amendment, Modification, and Termination of the Plan.
The Board may amend, suspend or terminate the Plan or the Administrator's authority to grant Awards under the Plan without the consent of stockholders or Participants; provided, however, that any amendment to the Plan shall be submitted to the Company's stockholders for approval if stockholder approval is necessary for intended favorable treatment under, or compliance with, any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted within the time provided under such law, regulation or rule (and the Board may otherwise, in its sole discretion, determine to submit other amendments to the Plan to stockholders for approval); and provided further, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any outstanding Award.

13.2 Amendment or Substitution of Awards Under the Plan.
The terms of any outstanding Award may be amended from time to time by the Administrator in its discretion in any manner that it deems appropriate (including, but not limited to, acceleration of the date of exercise of any Award or of the date of lapse of restrictions on Shares); provided, however, that except as provided in Section 4.3, no such amendment shall adversely affect in any material way any right of a Participant under the Award without such Participant's written consent, and provided further that the Administrator shall have no authority to waive or modify any Award term after the Award has been granted to the extent that the waived or modified term was mandatory under the Plan. The Administrator may, in its discretion, permit Participants to surrender outstanding Awards in order to exercise or realize rights under other outstanding Awards. Notwithstanding the foregoing, the Administrator shall not grant new Awards to Participants in exchange for the surrender of outstanding Awards, or otherwise require Participants to surrender outstanding Awards as a condition precedent to the grant of new Awards, unless (a) the Administrator proposes for stockholder vote, and stockholders approve, such surrender and new grant, or (b) the present value of the new Award at the date of grant (determined in good faith by the Administrator using the Black-Scholes option pricing model or other generally accepted valuation methodology) does not exceed the present value of the surrendered Award at the date of surrender (determined in good faith by the Administrator using the same methodology as that employed for the new Award).

                              SECTION 14.
                              WITHHOLDING

14.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan.

14.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of Awards granted hereunder, Participants may elect, subject to the approval of the Administrator in its sole discretion, and upon such terms and conditions as the Administrator shall determine, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax which would be imposed on the transaction. All such elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Administrator, in its sole discretion, deems appropriate.

                                SECTION 15.
                                SUCCESSORS

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect merger, consolidation, purchase of all or substantially all of the business and/or assets of the Company or otherwise.

                                SECTION 16.
                               MISCELLANEOUS

16.1 Unfunded Plan. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Shares pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Administrator may authorize the creation of trusts and deposit therein cash, Shares, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Administrator otherwise determines with the consent of each affected Participant.

16.2 Forfeitures; Fractional Shares. Unless otherwise determined by the Administrator, in the event of a forfeiture of an Award with respect to which a Participant paid cash consideration, the Participant shall be repaid the amount of such cash consideration. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Administrator shall determine whether cash, other Awards or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

16.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

16.4 Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

16.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

16.6 Securities Law Compliance. With respect to Insiders, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Administrator fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Administrator.

16.7 Governing Law. To the extent not preempted by Federal law, the Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.